Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: February __, 2011	$_______________

16% SENIOR SECURED DEBENTURE
DUE JULY 1, 2012

THIS 16% SENIOR SECURED DEBENTURE is one of a series of duly authorized and validly issued 16% Senior Secured Debentures of Digital Angel Corporation, a Delaware corporation, (the “Company”), having its principal place of business at 490 Villaume Avenue, South Saint Paul, Minnesota 55075, designated as its 16% Senior Secured Debenture due July 1, 2012 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ on July 1, 2012 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1.             Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of exercise of the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. Notwithstanding the foregoing, the sale by the Company of Signature Industries Limited or all or substantially all of Signature Industries Limited’s assets shall not be deemed to be a “Change of Control Transaction” hereunder.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” means any of the following transactions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).  Notwithstanding the foregoing, the sale by the Company of Signature Industries Limited or all or substantially all of Signature Industries Limited’s assets shall not be deemed to be a “Fundamental Transaction” hereunder.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means 125% of the outstanding principal amount of this Debenture, plus all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Optional Redemption” shall have the meaning set forth in Section 4(a).

“Optional Redemption Amount” means the sum of (a) 120% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 4(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 4(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 4(a).

“Optional Redemption Period” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement and (c) lease obligations and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b), and (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of February 24, 2011 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Quarterly Redemption” means the redemption of this Debenture pursuant to Section 4(b) hereof.

“Quarterly Redemption Amount” means, as to a Quarterly Redemption, $______1, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

“Quarterly Redemption Date” means the 1st of each month of each quarter, commencing immediately upon October 1, 2011, and terminating upon the full redemption of this Debenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

Section 2.             Interest.

a)           Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Debenture at the rate of 16% per annum, payable quarterly on January 1, April 1, July 1, and October 1, beginning on October 1, 2011, on each Quarterly Redemption Date (as to that principal amount then being redeemed), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.

1           One-fourth of the principal amount

b)           Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

c)           Late Fee.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

d)           Prepayment.  Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3.             Registration of Transfers and Exchanges.

a)           Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)           Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)           Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.             Redemption.

a)           Optional Redemption at Election of Company.  Subject to the provisions of this Section 6(a), at any time after the 6-month anniversary of the Closing Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”).  The Optional Redemption Amount is payable in full on the Optional Redemption Date.

b)           Quarterly Redemption.  On each Quarterly Redemption Date, the Company shall redeem the Quarterly Redemption Amount (the “Quarterly Redemption”). The Quarterly Redemption Amount payable on each Quarterly Redemption Date shall be paid in cash.

c)           Redemption Procedure.  The payment of cash, pursuant to an Optional Redemption or a Quarterly Redemption shall be payable on the Optional Redemption Date or Quarterly Redemption Date.  If any portion of the payment pursuant to an Optional Redemption or Quarterly Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full.  Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount or Quarterly Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption or Quarterly Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption so invalidated by the Holder.

Section 5.             Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 100% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly:

a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or sufer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)           amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e)           repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

f)           pay cash dividends or distributions on any equity securities of the Company;

g)          enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

h)          enter into any agreement with respect to any of the foregoing.

Section 6.             Events of Default.

a)           “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii.           the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii.          a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Significant Subsidiary is obligated (and not covered by clause (vi) below);

iv.          any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi.          the Company or any Significant Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; provided, however, the existing default under Destron Fearing Corporation’s mortgage and loan for its South Saint Paul, Minnesota facility described in Schedule 3.1(l) of the Disclosure Schedules to the Purchase Agreement shall not be an event of default hereunder as long as there is an effective forbearance agreement in place with the mortgagee with respect to such mortgage and loan and Destron Fearing Corporation remains in compliance with the terms of such forbearance agreement;

vii.         the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);  provided, however, the sale by the Company of Signature Industries Limited or all or substantially all of Signature Industries Limited’s assets shall not be a breach of the covenants set forth in this Section 6(a)(vii);

viii.        any Person shall materially breach any agreement delivered to the initial Holders pursuant to Section 2.2 of the Purchase Agreement; or

ix.           any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $150,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)           Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder or otherwise and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 6(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.             Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.  This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c)           Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)          Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f)           Severability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)          Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)          Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i)           Secured Obligation.  The obligations of the Company under this Debenture are secured by the shares of Signature Industries Limited, a majority-owned subsidiary of the Company, held by the Company pursuant to the Pledge Agreement, dated as of February 24, 2011 between the Company, Destron Fearing Corporation and the Pledgees (as defined therein).

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

DIGITAL ANGEL CORPORATION

By:
Name:
Title:
Facsimile No. for delivery of Notices: _______________

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